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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 of our report, dated January 31, 1998, on our audits of the consolidated financial statements of ATG Inc. and subsidiary. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                          Coopers & Lybrand L.L.P.

San Jose, California

March 30, 1998